SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2004

Certron Corporation

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-9081	95-2461404

(Commission File Number)	(IRS Employer Identification No.)

11845 West Olympic Blvd., #1080 Los Angeles, California	90064

(Address of Principal Executive Offices)	(Zip Code)

(310) 914-0300

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

1

Item 4. Changes in Registrant’s Certifying Accountants
SIGNATURES
EXHIBIT 16

Item 4. Changes in Registrant’s Certifying Accountants

     Beckman Kirkland & Whitney (the “Former Accountants”) were previously the principal accountants for Certron Corporation (“Certron”). On February 11, 2004, that firm’s appointment as principal accountants was dismissed.

     The Former Accountants’ report on the consolidated financial statements for the fiscal years ended October 31, 2001 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to dismiss Beckman Kirkland & Whitney was approved by the Board of Directors and by the Audit Committee of the Board of Directors.

     During Certron’s fiscal years ended October 31, 2002 and 2003, and the subsequent unaudited interim periods through February 11, 2004, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accountants, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     On February 11, 2004, Hurley & Company were engaged as principal accountants for Certron.

Exhibits:

16.	Letter re Change in Certifying Accountant

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTRON CORPORATION (Registrant)

Date: February 24, 2004	By:	/s/ Marshall I. Kass

Marshall I. Kass Chairman of the Board and Chief Executive Officer

3